EXHIBIT 10.2

US PLEDGE AGREEMENT

dated as of

November 8, 2006

among

MARVELL TECHNOLOGY GROUP LTD.,

THE GUARANTORS PARTY HERETO,

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent

i

SCHEDULES:

Schedule 1                                    Specified Equity Interests Owned by Original Lien Grantors

Schedule 2                                    UCC Information

EXHIBITS:

Exhibit A                                              Pledge Agreement Supplement

Exhibit B                                              Issuer Control Agreement

ii

US PLEDGE AGREEMENT

US PLEDGE AGREEMENT dated as of November 8, 2006 among MARVELL TECHNOLOGY GROUP LTD., as Borrower and Lien Grantor, the GUARANTORS party hereto and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent.

WHEREAS, the Borrower is entering into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower intends to borrow funds for the purposes set forth therein;

WHEREAS, the Borrower is willing to secure (i) its obligations under the Credit Agreement and (ii) its obligations under certain Hedging Agreements by granting Liens on certain of its assets to the Administrative Agent as provided in the Security Documents;

WHEREAS, each of the Guarantors is willing to guarantee the foregoing obligations of the Borrower pursuant to the Guarantee Agreement and to secure its guarantee by granting Liens on certain of its assets to the Administrative Agent as provided in the Security Documents;

WHEREAS, the Lenders are not willing to make loans under the Credit Agreement, and the counterparties to the Hedging Agreements referred to above are not willing to enter into or maintain them, unless (i) the foregoing obligations of the Borrower are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on assets of the relevant Guarantor as provided herein; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Administrative Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.

(a)   Terms Defined in Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b)   Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Authenticate	9-102
Certificated Security	8-102
Control	8-106
Securities Intermediary	8-102
Security	8-102 & 10	3
Uncertificated Security	8-102

(c)   Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Agreement” means this US Pledge Agreement.

“Borrower” means Marvell Technology Group Ltd., a Bermuda exempted company.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Administrative Agent pursuant to the Security Documents.  When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted by such Lien Grantor.

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(i)       an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

(ii)      any other obligation (including any guarantee) that is contingent in nature at such time; or

(iii)     an obligation to provide collateral to secure any of the foregoing types of obligations.

“Credit Agreement” means the Credit Agreement dated as of November 8, 2006 among Marvell Technology Group Ltd., the Lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

“Effective Date” means the date hereof.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, or (v) any warrant, option or other right to acquire any Equity Interest described in this definition.

“Guarantee Agreement” means that certain Guarantee Agreement dated as of November 8, 2006 among Marvell Technology Group Ltd., as Borrower, the Guarantors party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

“Guarantors” means each Subsidiary listed on the signature pages of the Guarantee Agreement under the caption “Guarantors” and each Subsidiary that shall, at any time after the date thereof, become a Guarantor pursuant to the Guarantee Agreement.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit B (with any changes that the Administrative Agent shall have approved).

“Lien Grantors” means the Borrower and the Guarantors.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Non-Contingent Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Administrative Agent) addressed and delivered to the Administrative Agent.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.02 of the Credit Agreement.

“Pledge Agreement Supplement” means a Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Administrative Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 16 and/or adding additional property to the Collateral.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Ratings Release Conditions” means the following conditions for terminating all the Transaction Liens:

(i) the Borrower shall have given notice to the Administrative Agent at least 15 days prior to a date (the “Release Date”) specifying such Release Date;

(ii)      as of the Release Date, the corporate family rating of the Borrower shall be at least Baa3 by Moody’s and the corporate rating of the Borrower shall be at least BBB- by S&P, in each case with no negative outlook;

(iii)     as of the Release Date, no Default shall have occurred and be continuing; and

(iv) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed by a Financial Officer, confirming the satisfaction of the preceding conditions.

“Release Conditions” means the following conditions for terminating all the Transaction Liens:

(i)       all Commitments under the Credit Agreement shall have expired or been terminated;

(ii)      all Non-Contingent Secured Obligations shall have been paid in full; and

(iii)     no Contingent Secured Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

“Secured Agreement”, when used with respect to any Secured Obligation, refers collectively to the instruments, agreements and other documents that set forth the obligations of a Credit Party and/or the rights of a Secured Party with respect to such Secured Obligation.

“Secured Obligations” means (i) all principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents, and (ii) all obligations of any Lien Grantor under any Hedging Agreement that is entered into with any counterparty that is the Arranger, the Administrative Agent or a Lender or an Affiliate of the Arranger, the Administrative Agent or a Lender, in each case at the time such Hedging Agreement is entered into.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Secured Party Requesting Notice” means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Administrative Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 14(e) and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

“Security Documents” means this Agreement, the Pledge Agreement Supplements, the Issuer Control Agreements and all other supplemental or additional pledge agreements, control agreements or similar instruments delivered with respect to any Specified Equity Interests pursuant to the Loan Documents.

“Specified Equity Interests” means (i) any Equity Interests in Marvell Technology, Inc., a Delaware corporation, (ii) any Equity Interests in Marvell Semiconductor, Inc., a California corporation, that are owned by Marvell Technology, Inc., a Delaware corporation, and (iii) any Equity Interests pledged pursuant to any Pledge Agreement Supplement.

“Transaction Guarantee” means, with respect to each Guarantor, its guarantee of the Secured Obligations pursuant to the Guarantee Agreement or a Guarantee Agreement Supplement.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d)   Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e)   If the Loans or any portion thereof shall have been declared to be due and payable (or shall automatically have become due and payable) as set forth in Article 7 of the Credit Agreement, then for all purposes hereof the Administrative Agent shall be deemed to have notified each of the Lien Grantors concurrently with the occurrence of such event of its intention to exercise its rights under the Security Documents.

Section 2.  Grant of Transaction Liens.

(a)   The Borrower, in order to secure the Secured Obligations, and each Guarantor listed on the signature pages hereof, in order to secure its Transaction Guarantee, grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)    all Specified Equity Interests; and

(ii)   all Proceeds of the Specified Equity Interests.

(b)   The Transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

Section 3.  General Representations and Warranties.

 Each Original Lien Grantor represents and warrants that:

(a)   Such Lien Grantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)   Schedule 1 lists all Specified Equity Interests owned by such Lien Grantor as of the Effective Date.  Such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c)   All Specified Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any inchoate tax liens.  All shares of capital stock included in such Specified Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable.  None of such Specified Equity Interests is subject to any option to purchase or similar right of any Person.  Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Specified Equity Interest with respect thereto.

(d)   No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to the Transaction Liens.

(e)   The Transaction Liens on all Specified Equity Interests owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Lien Grantor’s Transaction Guarantee, as the case may be.

(f)    When UCC financing statements describing the Collateral as set forth in Schedule 2 hereto have been filed in the offices specified therein, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor, prior to all Liens and rights of others therein.  Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

Section 4.  Further Assurances; General Covenants.  Each Lien Grantor covenants as follows:

(a)   Such Lien Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to:

(i)    create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor’s Collateral;

(ii)   cause the Administrative Agent to have Control thereof;

(iii)  enable the Administrative Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)  enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Administrative Agent to execute and file such financing statements or continuation statements without such Lien Grantor’s signature appearing thereon.  Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Such Lien Grantor constitutes the Administrative Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 15.  The Borrower will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b)   Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d), by a security agreement entered into by another Person as lien grantor, unless it shall have given the Administrative Agent prior notice thereof and delivered a certificate of a Financial Officer with respect thereto in accordance with Section 4(c).

(c)   At least 30 days before it takes any action contemplated by Section 4(b), such Lien Grantor will, at the Borrower’s expense, cause to be delivered to the Administrative Agent a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any continuation statements specified in such certificate that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor’s representations and warranties herein relating to such Collateral.

(d)   Such Lien Grantor will, promptly upon request, provide to the Administrative Agent all information and evidence concerning such Lien

Grantor’s Collateral that the Administrative Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(e)   From time to time upon the reasonable request by the Required Lenders, such Lien Grantor will, at the Borrower’s expense, cause to be delivered to the Secured Parties an Opinion of Counsel reasonably satisfactory to the Administrative Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

Section 5.  Specified Equity Interests.  Each Lien Grantor represents, warrants and covenants as follows:

(a)   Certificated Securities.  On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Administrative Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Lien Grantor.  Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security, such Lien Grantor will immediately deliver such certificate to the Administrative Agent as Collateral hereunder.

(b)   Uncertificated Securities.  On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Administrative Agent (which shall enter into the same).  Thereafter, whenever such Lien Grantor acquires any other Pledged Uncertificated Security, such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Administrative Agent (which shall enter into the same).

(c)   Perfection as to Certificated Securities.  When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Administrative Agent and complies with Section 5(e) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Administrative Agent will have Control of such Pledged Certificated Security and (iii) the Administrative Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(d)   Perfection as to Uncertificated Securities.  When such Lien Grantor, the Administrative Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Administrative Agent will have Control of such Pledged Uncertificated Security and (iii) the Administrative Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(e)   Delivery of Pledged Certificates.  All Pledged Certificates, when delivered to the Administrative Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Administrative Agent.

(f)    Communications.  Each Lien Grantor will promptly give to the Administrative Agent copies of any notices and other communications received by it with respect to Pledged Securities registered in the name of such Lien Grantor or its nominee.

(g)   Compliance with Applicable Foreign Laws.  If and so long as the Collateral includes any Equity Interest in a legal entity organized under the laws of a jurisdiction outside the United States, the relevant Lien Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein.

Section 6.  Transfer Of Record Ownership.  At any time when an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Lien Grantors of its intent to enforce its security interest in the Collateral, the Administrative Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Administrative Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Administrative Agent or its nominee.  Each Lien Grantor will take any and all actions reasonably requested by the Administrative Agent to facilitate compliance with this Section.  If the provisions of this Section are implemented, Section 5(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Administrative Agent or its nominee.  The Administrative Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Administrative Agent with respect to Pledged Securities registered in the name of the Administrative Agent or its nominee.

Section 7.  Right to Vote Securities.

(a)   Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified it of its intent to exercise its rights under the Security Documents, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it, and the Administrative Agent will, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Administrative Agent or its nominee, in each case as shall be specified in such request and be in form and substance satisfactory to the Administrative Agent.  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such owner of its intent to exercise its rights under the Security Documents, the Administrative Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b)   If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified a Lien Grantor of its intent to exercise its rights under the Security Documents, the Administrative Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests of such Lien Grantor, with the same force and effect as if the Administrative Agent were the absolute and sole owner thereof, and such Lien Grantor will take all such action as the Administrative Agent may reasonably request from time to time to give effect to such right.

Section 8.  Right to Receive Distribution on Collateral. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Lien Grantors of its intent to exercise its rights under the Security Documents, the Administrative Agent shall have the right to receive and to retain as Collateral hereunder all Cash Distributions and each Lien Grantor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right.  All such Cash Distributions which are received by a Lien Grantor during the continuance of an Event of Default shall be received in trust for the benefit of the Administrative Agent and the Lenders and, if the Administrative Agent so directs during the continuance of an Event of Default, shall be segregated from other funds of such Lien Grantor and shall, forthwith upon demand by the Administrative Agent during the continuance of an Event of Default, be paid over to the Administrative Agent as Collateral in the same form as received (with any necessary endorsement).  After all Events of

Default have been cured, the Administrative Agent’s right to retain Cash Distributions under this Section 8 shall cease and the Administrative Agent shall pay over to the appropriate Lien Grantor any such Collateral retained by it during the continuance of an Event of Default.

Section 9.  Remedies upon Event of Default.

(a)   If an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)   Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held by it pursuant to Section 8 and apply such cash as provided in Section 10 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell or otherwise dispose of the Collateral or any part thereof.  Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 12.

Section 10.  Application of Proceeds.

(a)   If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply (i) any cash held by it and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

                first,     to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Security Documents, and any other amounts then due and payable to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement;

          second,     to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 10(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

              third,     to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

            fourth,     to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 10(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

           finally,     to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(i) of the Guarantee Agreement.  The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)   If at any time any portion of any monies collected or received by the Administrative Agent would, but for the provisions of this Section 10(b), be payable pursuant to Section 10(a) in respect of a Contingent Secured Obligation, the Administrative Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Administrative Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable.  If the holder of such Contingent Secured Obligation does not notify the Administrative Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution.  If such holder does so notify the Administrative Agent as to the maximum ascertainable amount thereof, the Administrative Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount.  However, the Administrative Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Permitted Investments.  All such monies and Permitted Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 10(b) rather than Section 10(a).  The Administrative Agent will hold all such monies and Permitted Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Administrative Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured

Obligations theretofore paid pursuant to the same clause of Section 10(a) (i.e., clause second or fourth) were not paid in full, the Administrative Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 10(a).  If (i) the holder of such Contingent Secured Obligation shall advise the Administrative Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Administrative Agent still holds any amount held in trust pursuant to this Section 10(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Administrative Agent in the order of priorities set forth in Section 10(a).

(c)   In making the payments and allocations required by this Section, the Administrative Agent may rely upon information supplied to it pursuant to Section 14(c).  All distributions made by the Administrative Agent pursuant to this Section shall be final (except in the event of manifest error) and the Administrative Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 11.  [Intentionally Omitted.]

Section 12.  Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a)       to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)      to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)       to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

(d)      to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that the Administrative Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Administrative Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 13.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Administrative Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Administrative Agent in good faith, except to the extent that such liability arises from the Administrative Agent’s gross negligence or willful misconduct.

Section 14.  General Provisions Concerning the Administrative Agent.

(a)   The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Administrative Agent, and shall be binding upon all Lien Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower or any of the Guarantors that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Secured Party.

(b)   Sub-Agents and Related Parties.  The Administrative Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties.  The exculpatory provisions of Section 13 and this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

(c)   Information as to Secured Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Administrative Agent will be entitled to rely on information from (i) its own records for information as to the Lender Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative) for information as to its Secured Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Administrative Agent has not obtained information from the foregoing sources.

(d)   Refusal to Act.  The Administrative Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Administrative Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Administrative Agent to liability (unless the Administrative Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

(e)   Copies of Certain Notices.  Within two Business Days after it receives or sends any notice referred to in this subsection, the Administrative Agent shall send to the Lenders and each Secured Party Requesting Notice, copies of any notice given by the Administrative Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 9, 10, 12 or 15.

Section 15.  Termination of Transaction Liens; Release of Collateral.

(a)   The Transaction Liens granted by each Guarantor shall terminate upon the earlier of (i) the release of its Transaction Guarantee pursuant to Section 2(c) of the Guarantee Agreement and (ii) the satisfaction of all of the Ratings Release Conditions (subject to reinstatement as set forth in Section 5.12 of the Credit Agreement).

(b)   The Transaction Liens granted by the Borrower shall terminate upon the earlier of (i) the satisfaction of all of the Release Conditions and (ii) the satisfaction of all of the Ratings Release Conditions (subject to reinstatement as set forth in Section 5.12 of the Credit Agreement).

(c)   At any time before the Transaction Liens granted by the Borrower terminate, the Administrative Agent may, at the written request of the Borrower, (i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or (ii) release all or substantially all the Collateral with the prior written consent of all Lenders.

(d)   The Administrative Agent shall be fully protected in relying upon a certificate of a Financial Officer of the Borrower as to whether all of the Ratings Release Conditions are satisfied.  Upon any termination of a Transaction Lien or release of Collateral, the Administrative Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

(e)   Notwithstanding the foregoing, at any time that Section 5.12(c) of the Credit Agreement is applicable, the Lien Grantors shall take all actions as shall be necessary to cause the Minimum Stock Collateral Condition to promptly be satisfied.

Section 16.  Additional Transaction Lien Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Administrative Agent a Pledge Agreement Supplement, whereupon such Subsidiary shall become a “Lien Grantor” as defined herein.

Section 17.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Lien Grantor other than the Borrower, shall be given to it in care of the Borrower.

Section 18.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Administrative Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any

Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 19.  Successors and Assigns.  This Agreement is for the benefit of the Administrative Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

Section 20.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement.  No such waiver, amendment or modification shall (i) be binding upon any Lien Grantor, except with its written consent, or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

Section 21.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(b)   Each of the Lien Grantors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Lien Grantor or its properties in the courts of any jurisdiction.

(c)   Each of the Lien Grantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)   Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement.  Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 22.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 23.  Appointment of Agent for Service of Process.  (a)  Each of the Lien Grantors hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation System, at its offices currently located at 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the “Process Agent”), to accept and acknowledge for and on behalf of such Lien Grantor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York.  With respect to each Lien Grantor, such designation and appointment shall be irrevocable until all of its Transaction Liens have been released pursuant to Section 15.  Each of the Lien Grantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.

(b)   Each of the Lien Grantors consents to process being served in any suit, action or proceeding of the nature referred to in Section 21 by serving a copy thereof upon the Process Agent.  Without prejudice to the foregoing, the Secured Parties and the Administrative Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to each Lien Grantor, care of the Borrower, at the Borrower’s address specified in or pursuant to Section 9.01 of the Credit Agreement or to any other address of which such Lien Grantor shall have given written notice to the Administrative Agent.  If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each of the Lien Grantors consents to process being served in any suit, action or proceeding of the nature referred to in Section 21 by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to such Lien Grantor at the address of the Borrower specified in or pursuant to Section 9.01 of the Credit Agreement or to any other address of which such Lien Grantor shall have given written notice to the Administrative Agent, which service shall be effective 14 days after deposit in the United States Postal Service. Each of the Lien Grantors agrees that such service (i) shall be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to itself.

(c)   Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 24.  Waiver of Immunity.  To the extent that any Lien Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Lien Grantor hereby irrevocably waives such immunity in respect of its obligations under the Secured Agreements to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 25.  Judgment Currency.  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)   The obligation of each Lien Grantor in respect of any sum due to any Secured Party hereunder in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Secured Party may in accordance with normal banking procedures purchase dollars in the amount originally due to it with the judgment currency.  If the amount of dollars so purchased is less than the sum originally due to such Secured Party, each Lien Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against the resulting loss; and if the amount of dollars so purchased is greater than the sum originally due to such Secured Party, such Secured Party agrees to repay such excess.

Section 26.  Use of English Language.  Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

Section 27.  Severability.  If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 28.  Counterparts, Integration, Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan

Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01 of the Credit Agreement, this Agreement (i) will become effective when the Administrative Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARVELL TECHNOLOGY GROUP LTD., as Borrower and Lien Grantor

By:	/s/ George Hervey
	Name:	George Hervey
	Title:	V.P. and CFO

MARVELL TECHNOLOGY, INC., as Guarantor and Lien Grantor

By:	/s/ George Hervey
	Name:	George Hervey
	Title:	V.P. and CFO

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Phillip Ho
	Name:	Phillip Ho
	Title:	Director

By:	/s/ Phillip Ho
	Name:	Phillip Ho
	Title:	Director

SCHEDULE 1

SPECIFIED EQUITY INTERESTS
OWNED BY ORIGINAL LIEN GRANTORS
(as of the Effective Date)

Issuer	Jurisdiction of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units
Marvell Technology, Inc.	Delaware	Marvell Technology Group Ltd.	100%	1,000
Marvell Semiconductor, Inc.	California	Marvell Technology, Inc.	83%	6,827

S-1-1

SCHEDULE 2

UCC INFORMATION

In order to perfect the Transaction Liens granted by a Lien Grantor, a duly completed financing statement on Form UCC-1, with the collateral described as set forth below, should be on file in the office set forth below opposite such Lien Grantor.

Lien Grantor	Office(1)
Marvell Technology Group Ltd.	Bermuda
Marvell Technology, Inc.	Delaware

DESCRIPTION OF COLLATERAL

All shares of capital stock, membership interests, partnership interests and other securities or equity interests now owned or hereafter acquired by the Debtor in [specify entity or entities whose Equity Interests are being pledged] and all rights and privileges with respect thereto, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing.

(1)  Insert Lien Grantor’s “location” determined as provided in UCC Section 9-307.

S-1-2

EXHIBIT A
to US Pledge Agreement

PLEDGE AGREEMENT SUPPLEMENT

PLEDGE AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent.

WHEREAS, Marvell Technology Group Ltd. (the “Borrower”), the lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”), are parties to a Credit Agreement dated as of November 8, 2006 (as heretofore amended and/or supplemented, the “Credit Agreement”);

WHEREAS, the Borrower, the Guarantors and the Administrative Agent, are parties to a Guarantee Agreement dated as of November 8, 2006 (as heretofore amended and/or supplemented, the “Guarantee Agreement”) pursuant to which the Guarantors party thereto have guaranteed certain obligations of the Borrower, including under the Credit Agreement;

WHEREAS, the Borrower, the Guarantors party thereto and the Administrative Agent are parties to a US Pledge Agreement dated as of November 8, 2006 (as heretofore amended and/or supplemented, the “Pledge Agreement”) under which the Borrower and the Guarantors secure certain obligations (the “Secured Obligations”);

WHEREAS, [name of Lien Grantor] has become [is] a party to the Guarantee Agreement as a Guarantor;

WHEREAS, [name of Lien Grantor] is willing to become [is] a party to the Pledge Agreement as a Lien Grantor thereunder; and

WHEREAS, terms defined in the Pledge Agreement (or whose definitions are incorporated by reference in Section 1 of the Pledge Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Grant of Transaction Liens.  (a) In order to secure [its Transaction Guarantee](2) [the Secured Obligations](3), the Lien Grantor grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]

(b)   The foregoing Transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.     Delivery of Collateral.  Concurrently with delivering this Pledge Agreement Supplement to the Administrative Agent, the Lien Grantor is complying with the provisions of Section 5 of the Pledge Agreement with respect to Specified Equity Interests, in each case if and to the extent included in the New Collateral at such time.

3.     Party to Pledge Agreement.  Upon delivering this Pledge Agreement Supplement to the Administrative Agent, the Lien Grantor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.(4)

(2)  Delete bracketed words if the Lien Grantor is the Borrower.

(3)  Delete bracketed words if the Lien Grantor is a Guarantor.

(4)  Delete Section 4 if the Lien Grantor is already a party to the Pledge Agreement.

4.     Representations and Warranties.  (a) The Lien Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b)   Each of the representations and warranties set forth in the Pledge Agreement and the Credit Agreement is true as applied to the Lien Grantor and the New Collateral.  For purposes of the foregoing sentence, references in said agreements to a “Lien Grantor”, a “Subsidiary” or a “Credit Party” shall be deemed to refer to the Lien Grantor, references to Schedules to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Closing Date” or the “Effective Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Pledge Agreement Supplement.

5.     [Compliance with Foreign Law.  The Lien Grantor represents that it has taken, and agrees that it will continue to take, all actions required under the laws (including the conflict of laws rules) of its jurisdiction of organization to ensure that the Transaction Liens on the New Collateral rank prior to all Liens and rights of others therein.(5)]

6.     Governing Law.  This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

(5)  Include Section 6 if the Lien Grantor is organized under the laws of a jurisdiction outside the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1
to Pledge Agreement
Supplement

SPECIFIED EQUITY INTERESTS
OWNED BY LIEN GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units

Schedule 2

to Pledge Agreement
Supplement

UCC INFORMATION

In order to perfect the Transaction Liens granted by a Lien Grantor, a duly completed financing statement on Form UCC-1, with the collateral described as set forth below, should be on file in the office set forth below opposite such Lien Guarantor.

Lien Grantor	Office(6)

DESCRIPTION OF COLLATERAL

All shares of capital stock, membership interests, partnership interests and other securities or equity interests now owned or hereafter acquired by the Debtor in the following entities [specify entity or entities whose Equity Interests are being pledged], and all rights and privileges with respect thereto, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing.

(6)  Insert Lien Grantor’s “location” determined as provided in UCC Section 9-307.

EXHIBIT B
to US Pledge Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of [date] among _____________ (the “Lien Grantor”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Secured Party”), and _________ (the “Issuer”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].

W I T N E S S E T H :

WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to a US Pledge Agreement dated as of November 8, 2006 (as such agreement may be amended and/or supplemented from time to time, the “Pledge Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Nature of Securities.  The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2.  Instructions.  The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person.  The Lien Grantor consents to the foregoing agreement by the Issuer.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities.  The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4.  Choice of Law.  This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities except for [identify any existing other agreements] (the “Existing Other Agreements”).  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement (including any Existing Other Agreement) between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8.  Maintenance of Securities.  In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i)    Lien Grantor Instructions; Notice of Exclusive Control.  So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities.  After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

(ii)   Non-Cash Dividends and Distributions.  After the Issuer receives a Notice of Exclusive Control, the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

(iii)  Voting Rights.  Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv)  Statements and Confirmations.  The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v)   Tax Reporting.  All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9.  Representations, Warranties and Covenants of the Issuer.  The Issuer makes the following representations, warranties and covenants:

(i)    This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii)   The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person.  The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor: [address]

Secured Party: [address]

Issuer: [address]

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Pledge Agreement.

Section 13.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit A

[Letterhead of Credit Suisse, Cayman Islands Branch]

[Date]

[Name and Address of Issuer]

Attention: ________________________

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of ______, ____ among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Lien Grantor] (the “Securities”).  You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

cc: [name of Lien Grantor]